EXHIBIT 99.1


News Release                   News Release               News Release News

[LOGO]

Contacts:     Molly Faust                                 Michael J. O'Neill
              212/640-0624                                212/640-5951
              molly.faust@aexp.com                        mike.o'neill@aexp.com


 FOR IMMEDIATE RELEASE


--------------------------------------------------------------------------------

            AMERICAN EXPRESS 2002 NET INCOME RISES TO $2.67 BILLION
               DRIVEN BY RECORD RESULTS AT TRAVEL RELATED SERVICES

                Results Reflect Solid Growth in Card Businesses,
            Higher Revenues, Lower Expenses and Strong Credit Quality


         New York - January 27, 2003 - AMERICAN EXPRESS COMPANY today reported net income of $2.67 billion for 2002, up from $1.31 billion a year ago. Diluted earnings per share (EPS) rose to $2.01, up from $0.98 a year ago.

         The company's return on equity was 20.6 percent.

         Revenues on a GAAP basis totaled $23.8 billion, up five percent from $22.6 billion a year ago. This increase was due primarily to higher spending and borrowing on American Express cards, as well as higher income from the investment portfolio of American Express Financial Advisors (AEFA). These items were partially offset by a decline in asset management fees from AEFA clients and lower travel commissions and fees.

         Consolidated expenses on a GAAP basis totaled $20.1 billion, down four percent from $21.0 billion a year ago. This decrease reflects reduced staffing levels and the benefit of re-engineering initiatives. It also reflects lower funding costs and a decline in the total provision for losses, which resulted from strong overall credit quality. These items were partially offset by the higher costs of cardmember loyalty programs and increased business building activities.

         Net income for the year-ago period included three significant items: a restructuring charge of $631 million ($411 million after-tax); one-time costs and waived customer fees of $98 million ($65 million after-tax) resulting from the September 11th terrorist attacks; and a charge of $1.01 billion ($669 million after-tax) reflecting investment losses in the high-yield portfolio at AEFA.

         "Despite weakness in the economy and financial markets, we delivered strong results for both the year and the fourth quarter," said Kenneth I. Chenault, Chairman and CEO, American Express Company.

         "Net income was in line with our mid-year outlook as Travel Related Services (TRS) generated record earnings, AEFA made progress in a difficult market and the Bank produced excellent results. As planned, we substantially increased spending on marketing and product development, particularly in the card businesses during the second half of the year. This decision to invest for long-term growth rather than deliver additional short-term earnings is already producing the expected results. We generated strong growth in cardmember spending, higher loan balances and added more than 900,000 new cards in force during the fourth quarter. The flexibility to redirect substantial resources to business building activities reflects our progress on re-engineering, along with the benefit of lower funding costs and strong credit quality.

         "Overall, we have adapted very well to a difficult environment and we are entering 2003 with strong momentum. Nonetheless, we start this year with the same cautious views that we held in 2002 and expect continued uncertainty in both the economy and financial markets."

         The overall increase in revenues for 2002 reflected two percent growth at TRS, 17 percent growth at AEFA, and 15 percent growth at American Express Bank (AEB). More specifically,

            o Discount revenue increased three percent due to higher cardmember spending.

            o Interest and dividends rose 40 percent from depressed levels a year ago due to the high-yield losses at AEFA.

            o Net finance charge revenue from the cardmember lending portfolio increased four percent on higher loan balances and improved spreads.

            o Securitization income rose 35 percent, reflecting a higher level of securitized lending balances, and improved spreads for this portfolio.

         These items were partially offset by:

            o A seven percent decline in management and distribution fees earned from the assets managed for AEFA clients.

            o  An eight percent decrease in travel commissions and fees.

         The overall decline in expenses for 2002 reflected a five percent decrease at TRS, one percent decrease at AEFA, and six percent decrease at AEB. More specifically, the overall decline reflected:

            o A three percent decrease in total provision for losses. Credit quality remained strong in TRS' charge and credit card portfolios. The provision for charge card losses declined 20 percent and the lending provision increased four percent, reflecting overall growth in loans outstanding and continued uncertainty in the economic environment.

            o A 28 percent decline in interest expense. This decline reflected a 31 percent decline in charge card interest expense.

            o A nine percent decrease in human resources expense. This decrease reflected lower staffing levels and re-engineering initiatives.

         These items were partially offset by:

            o A 19 percent increase in marketing and promotion expenses, including an 18 percent increase at TRS.

            o A 10 percent increase in other operating expenses, partially from increased loyalty program costs and the impact of outsourcing agreements.

         Due to the adoption of Statement of Financial Accounting Standards No. 142, effective January 1, 2002, no goodwill amortization occurred in 2002. In 2001, goodwill amortization reduced pre-tax income by $106 million ($82 million after-tax), or $0.06 per share.

         For the fourth quarter, American Express reported net income of $683 million, up from $297 million a year ago. EPS rose to $0.52, up from $0.22 last year. Net income for the year-ago period included a restructuring charge of $279 million ($179 million after-tax), which was adjusted $14 million ($9 million after-tax) in 2002.

         TRAVEL RELATED SERVICES (TRS) reported record net income for 2002 of $2.14 billion, up 46 percent from $1.46 billion a year ago.

         Last year's results included $414 million ($267 million after-tax) of the restructuring charge noted earlier. Also included in the year-ago results were $87 million ($57 million after-tax) of one-time costs and waived customer fees resulting from the September 11th terrorist attacks.

         On a GAAP basis, TRS results for 2002 included net cardmember lending securitization gains of $136 million ($88 million after-tax) compared with gains of $155 million ($101 million after-tax) in 2001.

         The following discussion of full-year results presents TRS segment results on a "managed basis," as if there had been no cardmember lending securitization transactions. This is the basis used by management to evaluate operations and is consistent with industry practice. For further information about managed basis and reconciliation of GAAP and managed TRS information, see the "Managed Basis" section below. The AEFA, AEB and Corporate and Other sections below are presented on a GAAP basis.

         Total net revenues increased three percent from a year ago, reflecting higher spending and borrowing on American Express cards.

         Higher cardmember spending contributed to a three percent rise in discount revenue. This reflected higher billings in the retail and everyday spending categories as well as the continued benefit of rewards programs. Net finance charge revenue from the lending portfolio increased

16 percent due to wider yields and loan growth. Partially offsetting these revenue increases were a decline in travel commissions and fees and lower Travelers Cheque investment income.

         Total expenses for the year decreased three percent. The total provision for losses declined two percent reflecting strong overall credit quality. More specifically, the provision for charge card losses decreased, reflecting improved credit quality, while the lending provision increased, reflecting higher volumes and continued uncertainty in the economic environment.

         Charge card interest expense decreased 33 percent largely due to lower funding costs. Human resources expense declined 12 percent primarily as a result of lower staffing levels, outsourcing and other cost containment efforts.

         As noted earlier, the benefit from re-engineering, lower funding costs and strong credit quality provided the resources to significantly increase business building activities. Marketing and promotion expenses rose 20 percent from year-ago levels, reflecting expanded card acquisition programs and the introduction of new rewards-oriented card products during the year. Other operating expenses increased due in part to higher cardmember loyalty program costs and the impact of technology outsourcing, which transferred certain costs that were included previously in human resources expense.

         TRS reported record fourth quarter net income of $550 million, up significantly from $170 million a year ago. Year-ago results included $219 million ($140 million after-tax) of the restructuring charge noted earlier. On both a GAAP and managed basis, the increase reflects improved business volumes, as well as a decrease in provision for losses and lower funding costs. These factors were partially offset by an increase in marketing and promotion expense.

         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported net income for 2002 of $632 million, up significantly from $52 million a year ago. Total revenues increased 17 percent.

         Last year's net income included $107 million ($70 million after-tax) of the restructuring charges noted earlier and $11 million ($8 million after-tax) of one-time costs resulting from the September 11th terrorist attacks ($7 million pre-tax, $4 million after-tax, of which was reversed in 2002). In addition, last year's net income and revenue included the effect of the $1,008 million loss ($669 million after-tax) from the write down and sale of certain high-yield securities.

         Assets under management and management fees declined from year-ago levels. The decline reflected continued weakness in equity markets and, to a lesser extent, outflows of managed assets.

         Human resources expense decreased four percent as the benefits of re-engineering and cost controls more than offset the rise in sales-related compensation. Other operating expenses increased 19 percent compared with last year largely due to the adjustments of Deferred Acquisition Costs, technology outsourcing, which transferred certain costs that were previously included in human resources expense, as well as a higher minority interest expense related to a premium deposits joint venture with American Express Bank.

         AEFA reported fourth quarter net income of $153 million, down six percent from $163 million. This decrease reflects lower assets under management and management fees. Included in the year-ago results is $45 million ($29 million after-tax) related to the restructuring charge noted earlier.

         AMERICAN EXPRESS BANK (AEB) reported net income for 2002 of $80 million compared with a net loss of $13 million a year ago. Included in year-ago results was $96 million ($65 million after-tax) of the restructuring charge noted earlier.

         AEB's results continued to benefit from lower funding costs and lower operating expenses as a result of re-engineering efforts. These benefits were partially offset by a higher provision for losses, primarily due to higher write-offs in the consumer lending portfolio.

         AEB reported fourth quarter 2002 net income of $24 million compared with $9 million a year ago. Included in the year-ago results was a restructuring charge of $12 million ($8 million after-tax) noted earlier.

         CORPORATE AND OTHER reported net expenses of $176 million, compared with $187 million a year ago. Included in results for 2002 were the final preferred stock dividends from Lehman Brothers, totaling $69 million ($59 million after-tax), compared with $46 million ($39 million after-tax) in 2001. In both years these dividends were offset by expenses related to business building initiatives. Included in 2001 results are $14 million ($9 million after-tax) of the restructuring charges noted earlier.

         Corporate and Other reported fourth quarter 2002 net expenses of $44 million, compared with $45 million a year ago. Included in 2001 fourth quarter results was a restructuring charge of $3 million ($2 million after-tax).

         MANAGED BASIS- TRS
         Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected in the company's balance sheet and income statement, respectively. The company presents TRS information on a managed basis because that is the way the company's management views and manages the business. The reason management uses this approach -- and why it is important to investors -- is because a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans.

         Asset securitization is just one of several ways for the company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time.

         For example, irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the company's performance and which can only be properly assessed when all non-securitized and securitized cardmember loans are viewed on a managed basis.

         The Consolidated Section of this press release and attachments provide the GAAP presentation for items described on a managed basis.

The following tables reconcile the GAAP basis TRS income statements to the managed basis information.

Travel Related Services
Selected Financial Information
(Unaudited)
Years Ended December 31,
(Dollars in millions)

Preliminary



                                                                          Securitization
                                                   GAAP Basis                 Effect                Managed Basis
                                        --------------------------------- -----------------  -------------------------------
                                                               Percentage                                         Percentage
                                            2002        2001   Inc/(Dec)    2002     2001       2002       2001   Inc/(Dec)
                                        --------   ----------------------  -----   ------     ------   --------------------
Net Revenues:
  Discount Revenue                       $ 7,931     $ 7,714        2.8%
  Net Card Fees                            1,726       1,675        3.1   $  -      $  16    $ 1,726   $ 1,691        2.1%
  Lending:
    Finance Charge Revenue                 1,995       2,363      (15.5)   2,509    2,259      4,504     4,622       (2.6)
    Interest Expense                         510         939      (45.6)     340      545        850     1,484      (42.7)
                                         -------     -------               -----  -------   --------   -------
      Net Finance Charge Revenue           1,485       1,424        4.3    2,169    1,714      3,654     3,138       16.4
  Travel Commissions and Fees              1,408       1,537       (8.4)
  Travelers Cheque Investment Income         375         394       (4.8)
  Securitization Income                    1,941       1,432       35.5   (1,941)  (1,432)         -         -        -
  Other Revenues                           2,855       3,183      (10.3)     720      445      3,575     3,628       (1.5)
                                        --------     -------              ------  -------   --------   -------
        Total Net Revenues                17,721      17,359        2.1      948      743     18,669    18,102        3.1
                                        --------     -------              ------  -------   --------   -------
Expenses:
  Marketing and Promotion                  1,456       1,237       17.6      (81)     (92)     1,375     1,145       20.0
  Provision for Losses and Claims:
    Charge Card                              960       1,195      (19.6)       -       36        960     1,231      (22.0)
    Lending                                1,369       1,318        3.9    1,098      925      2,467     2,243       10.0
    Other                                    149         164       (9.3)
                                        --------     -------              ------   ------   --------   -------
      Total                                2,478       2,677       (7.4)   1,098      961      3,576     3,638       (1.7)
  Charge Card Interest Expense             1,001       1,443      (30.6)     (14)      33        987     1,476      (33.1)
  Net Discount Expense                         -          96        -          -      (96)         -         -        -
  Human Resources
  Human Resources                          3,503       3,992      (12.2)
  Other Operating Expenses                 6,207       5,442       14.1      (55)     (63)     6,152     5,379       14.4
  Restructuring Charges                       (4)        414        -
  Disaster Recovery Charge (A)                 -          79        -
                                        --------     -------              ------  -------   - -------  -------

        Total Expenses                    14,641      15,380       (4.8)    $948     $743   $ 15,589   $16,123       (3.3)
                                        --------     -------              ------   ------   --------   -------
 Pretax Income                             3,080       1,979       55.6
Income Tax Provision                         945         520       81.8
                                        --------     -------
Net Income                                $2,135     $ 1,459       46.3
                                        ========    ========



(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

Travel Related Services
Selected Financial Information
(Unaudited)
Quarters Ended December 31,
(Dollars in millions)

Preliminary



                                                                          Securitization
                                                   GAAP Basis                 Effect                Managed Basis
                                        --------------------------------- ---------------  --------------------------------
                                                               Percentage                                        Percentage
                                            2002       2001    Inc/(Dec)   2002     2001       2002      2001     Inc/(Dec)
                                        --------    --------------------- -----  -------    -------- ----------------------
Net Revenues:
  Discount Revenue                       $ 2,122    $ 1,913       10.9%
  Net Card Fees                              435        426        2.3
  Lending:
    Finance Charge Revenue                   514        568       (9.3)  $  641    $ 588   $  1,155   $ 1,156       (0.2)%
    Interest Expense                         132        173      (23.6)      89      116        221       289      (23.8)
                                        --------   --------                -----   ------  --------   -------
      Net Finance Charge Revenue             382        395       (3.0)     552      472        934       867        7.7
  Travel Commissions and Fees                369        334       10.5
  Travelers Cheque Investment Income          94         94       (0.5)
  Securitization Income                      518        384       34.9     (518)    (384)         -         -        -
  Other Revenues                             745        761       (2.3)     190      132        935       893        4.7
                                        --------   --------                -----    ------  --------  -------

        Total Net Revenues                 4,665      4,307        8.3      224      220      4,889     4,527        8.0
                                        --------  ---------                -----    ------  --------  -------

Expenses:
  Marketing and Promotion                    371        282       31.2
  Provision for Losses and Claims:
    Charge Card                              237        343      (31.0)
    Lending                                  414        381        8.1      227      224        641       605        6.0
    Other                                     26         81      (67.7)
                                        --------  ---------                -----    ----   ---------   ------

      Total                                  677        805      (16.1)     227      224        904     1,029      (12.1)
  Charge Card Interest Expense               252        339      (25.4)      (3)      (4)       249       335      (25.9)
  Human Resources                            852        918       (7.1)
  Other Operating Expenses                 1,704      1,548       10.1
  Restructuring Charges                       15        219      (93.2)
                                        --------  ---------               ------   -------- --------   ------
        Total Expenses                     3,871      4,111       (5.8)  $  224   $  220    $ 4,095   $ 4,331       (5.4)
                                        --------  ---------               ------   -------- --------  -------

Pretax Income                                794        196        #
Income Tax Provision                         244         26        #
                                        --------- ----------
Net Income                                $  550     $  170        #
                                        ========= ==========



Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.


# - Denotes a variance of more than 100%.

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.
                                   ***

Note: The 2002 Fourth Quarter/Full Year Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss fourth quarter/full year earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                   ***

         This release includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "should," "could," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the company's ability to successfully implement a business model that allows for significant earnings growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of re-engineering and other cost control initiatives, as well as factors impacting the company's revenues; the company's ability to grow its business and meet or exceed its return on equity target by reinvesting approximately 35 percent of annually-generated capital, and returning approximately 65 percent of such capital to shareholders, over time, which will depend on the company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the ability to increase investment spending, which will depend in part on the equity markets and other factors affecting revenues, and the ability to capitalize on such investments to improve business metrics; fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, management and distribution fees received based on those assets and the amount of amortization of DAC; potential deterioration in AEFA's high-yield and other investments, which could result in further losses in AEFA's investment portfolio; the ability of AEFA to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; developments relating to AEFA's platform structure for financial advisors, including the ability to increase advisor productivity, increase the growth of productive new advisors and create efficiencies in the infrastructure; AEFA's ability to roll out new and attractive products in a timely manner and effectively manage the economics in selling a growing volume of non-proprietary products; investment performance in AEFA's businesses; the success, timeliness and financial impact, including costs, cost savings and other benefits, of re-engineering initiatives being implemented or considered by the company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower cost overseas locations, moving internal and external functions to the Internet to save costs, the scale-back of corporate lending in certain regions, and planned staff reductions relating to certain of such re-engineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer-term investment spending; the impact on the company's businesses and uncertainty created by the September 11th terrorist attacks, and the potential negative effect on the company's businesses and infrastructure, including information technology systems, of any such attacks or disaster in the future; the impact on the company's businesses resulting from a war with Iraq; the company's ability to recover under its insurance policies for losses resulting from the September 11th terrorist attacks; consumer and business spending on the company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new Cardholders, capture a greater share of existing Cardholders' spending, sustain premium discount rates, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the global network services business; the ability to execute the company's global corporate services strategy, including greater penetration of middle market companies, increasing capture of non-T&E spending through greater use of the company's purchasing card and other means, and further globalizing business capabilities; the ability to manage and expand Cardmember benefits, including Membership Rewards(R), in a cost effective manner; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; successfully expanding the company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the U.S. and abroad; effectively leveraging the company's assets, such as its brand, customers and international presence, in the Internet environment; investing in and competing at the leading edge of technology across all businesses; a downturn in the company's businesses and/or negative changes in the company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; increasing competition in all of the company's major businesses; fluctuations in interest rates, which impact the company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the company's card products and returns on the company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions; the adoption of recently issued accounting rules related to the consolidation of special purpose entities, including those involving collateralized debt obligations, structured loan trusts, mutual funds, hedge funds and limited partnerships that the company manages and/or invests in, which could affect both the company's balance sheet and results of operations; and outcomes in litigation. A further description of these and other risks and uncertainties can be found in the company's Annual Report on Form 10-K for the year ended December 31, 2001, and its other reports filed with the SEC.

All information in the following tables is presented on a GAAP basis, unless otherwise indicated.

(Preliminary)              AMERICAN EXPRESS COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

(Dollars in millions)

                                                    Quarters Ended                        Years Ended
                                                     December 31,                         December 31,
                                                  -------------------   Percentage    --------------------   Percentage
                                                    2002       2001      Inc/(Dec)      2002        2001      Inc/(Dec)
                                                  --------   --------   ----------    --------    --------   ----------
Revenues:
  Discount Revenue                                $  2,122   $  1,913         10.9%   $  7,931    $  7,714          2.8%
  Interest and Dividends, net                          816        777          5.1       2,991       2,137         40.0
  Management and Distribution Fees                     528        603        (12.6)      2,285       2,458         (7.1)
  Net Card Fees                                        435        426          2.3       1,726       1,675          3.1
  Travel Commissions and Fees                          369        334         10.5       1,408       1,537         (8.4)
  Cardmember Lending Net Finance Charge Revenue        382        395         (3.0)      1,485       1,424          4.3
  Securitization Income                                518        384         34.9       1,941       1,432         35.5
  Other Revenues                                     1,026      1,039         (1.5)      4,040       4,205         (3.9)
                                                  --------   --------                 --------    --------
    Total Revenues                                   6,196      5,871          5.5      23,807      22,582          5.4
Expenses:
  Human Resources                                    1,379      1,412         (2.3)      5,725       6,271         (8.7)
  Provision for Losses and Benefits                  1,250      1,330         (6.0)      4,586       4,740         (3.2)
  Marketing and Promotion                              397        304         30.4       1,548       1,301         18.9
  Interest                                             270        342        (21.0)      1,082       1,501        (27.9)
  Other Operating Expenses(A)                        1,937      1,857          4.4       7,153       6,478         10.4
  Restructuring Charges(B)                              14        279        (95.2)         (7)        605            -
  Disaster Recovery Charge(C)                            -          -            -          (7)         90            -
                                                  --------   --------                 --------    --------
    Total Expenses                                   5,247      5,524         (5.0)     20,080      20,986         (4.3)
                                                  --------   --------                 --------    --------
Pretax Income                                          949        347             #      3,727       1,596             #
Income Tax Provision                                   266         50             #      1,056         285             #
                                                  --------   --------                 --------    --------
Net Income                                        $    683   $    297             #   $  2,671    $  1,311             #
                                                  ========   ========                 ========    ========

 # - Denotes a variance of more than 100%.

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.
(A) On January 1, 2002 the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized but be subject to annual impairment tests. During the quarter and twelve months ended December 31, 2001, goodwill amortization reduced pretax income by $31 million ($24 million after-tax) and $106 million ($82 million after-tax), respectively.
(B) The 2001 restructuring charge excludes approximately $26 million of restructuring related loss provision.
(C) The 2001 disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter.

(Preliminary)              AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
(Dollars in billions)

                                                    December 31,
                                                  ---------------
                                                   2002     2001
                                                  ------   ------
Assets:
  Cash and Cash Equivalents                       $   10   $    7
  Accounts Receivable                                 29       30
  Investments                                         54       47
  Loans                                               28       26
  Separate Account Assets                             22       27
  Other Assets                                        15       14
                                                  ------   ------
    Total Assets                                  $  158   $  151
                                                  ======   ======
Liabilities and Shareholders' Equity:
  Separate Account Liabilities                    $   22   $   27
  Short-Term Debt                                     21       31
  Long-Term Debt                                      17        8
  Other Liabilities                                   83       72
                                                  ------   ------
    Total Liabilities                                143      138
                                                  ------   ------

  Guaranteed Preferred Beneficial Interests(A)         1        1
  Shareholders' Equity                                14       12
                                                  ------   ------
    Total Liabilities and Shareholders' Equity    $  158   $  151
                                                  ======   ======

(A) Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Deferrable Interest Debentures.

(Preliminary)              AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY
                                  (Unaudited)
(Dollars in millions)

                                                     Quarters Ended                          Years Ended
                                                      December 31,                           December 31,
                                                  --------------------    Percentage    --------------------    Percentage
                                                    2002        2001       Inc/(Dec)      2002        2001       Inc/(Dec)
                                                  --------    --------    ----------    --------    --------    ----------
REVENUES (A)(B)
  Travel Related Services                         $  4,665    $  4,307             8%   $ 17,721    $ 17,359             2%
  American Express Financial Advisors                1,444       1,451             -       5,617       4,791            17
  American Express Bank                                188         168            13         745         649            15
                                                  --------    --------                  --------    --------
                                                     6,297       5,926             6      24,083      22,799             6
  Corporate and Other,
    including adjustments and eliminations            (101)        (54)          (91)       (276)       (217)          (28)
                                                  --------    --------                  --------    --------

CONSOLIDATED REVENUES                             $  6,196    $  5,871             6    $ 23,807    $ 22,582             5
                                                  ========    ========                  ========    ========

PRETAX INCOME (LOSS)(B)
  Travel Related Services                         $    794    $    196             #    $  3,080    $  1,979            56
  American Express Financial Advisors                  206         220            (6)        865         (24)            -
  American Express Bank                                 36          16             #         121         (14)            -
                                                  --------    --------                  --------    --------
                                                     1,036         432             #       4,066       1,941             #
  Corporate and Other                                  (87)        (85)           (3)       (339)       (345)            2
                                                  --------    --------                  --------    --------

PRETAX INCOME                                     $    949    $    347             #    $  3,727    $  1,596             #
                                                  ========    ========                  ========    ========

NET INCOME (LOSS)(B)
  Travel Related Services                         $    550    $    170             #    $  2,135    $  1,459            46
  American Express Financial Advisors                  153         163            (6)        632          52             #
  American Express Bank                                 24           9             #          80         (13)            -
                                                  --------    --------                  --------    --------
                                                       727         342             #       2,847       1,498            90
  Corporate and Other                                  (44)        (45)            2        (176)       (187)            6
                                                  --------    --------                  --------    --------

NET INCOME                                        $    683    $    297             #    $  2,671    $  1,311             #
                                                  ========    ========                  ========    ========

# - Denotes a variance of more than 100%.

(A) Managed net revenues are reported net of American Express Financial Advisors' provision for losses and benefits and exclude the effect of TRS' securitization activities. The following table reconciles consolidated GAAP revenues to Managed Basis net revenues:

      GAAP revenues                               $  6,196    $  5,871             6%   $ 23,807    $ 22,582             5%
       Effect of TRS securitizations                   224         220                       948         743
       Effect of AEFA provisions                      (539)       (502)                   (1,954)     (1,966)
                                                  --------    --------                  --------    --------
      Managed net revenues                        $  5,881    $  5,590             5    $ 22,801    $ 21,359             7
                                                  ========    ========                  ========    ========

(B) Included in 2001 income are three significant items: (a) restructuring charges of $631 million ($411 million after-tax), of which $279 million ($179 million after-tax) was recognized in the fourth quarter, (b) one-time costs (including waived fees) of $98 million ($65 million after-tax) resulting from the September 11th terrorist attacks, recognized in the third quarter, and (c) a charge of $1.01 billion ($669 million after-tax) reflecting losses associated with high-yield securities recorded during the first half of 2001.

(Preliminary)              AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)
                                  (Unaudited)

                                                     Quarters Ended                          Years Ended
                                                      December 31,                           December 31,
                                                   -------------------    Percentage     --------------------    Percentage
                                                     2002       2001       Inc/(Dec)       2002        2001       Inc/(Dec)
                                                   --------   --------    ----------     --------    --------    ----------
EARNINGS PER SHARE

BASIC
  Earnings Per Common Share                        $   0.52   $   0.22            #%     $   2.02    $   0.99           #%
                                                   ========   ========                   ========    ========
  Average common shares outstanding (millions)        1,309      1,329           (1)        1,320       1,324           -
                                                   ========   ========                   ========    ========

DILUTED
  Earnings Per Common Share                        $   0.52   $   0.22            #      $   2.01    $   0.98           #
                                                   ========   ========                   ========    ========
  Average common shares outstanding (millions)        1,317      1,336           (1)        1,330       1,336           -
                                                   ========   ========                   ========    ========

Cash dividends declared per common share           $   0.08   $   0.08            -      $   0.32    $   0.32           -
                                                   ========   ========                   ========    ========

                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)

                                                     Quarters Ended                          Years Ended
                                                      December 31,                           December 31,
                                                   -------------------    Percentage     --------------------    Percentage
                                                     2002       2001       Inc/(Dec)       2002        2001       Inc/(Dec)
                                                   --------   --------    ----------     --------    --------    ----------
Return on Average Equity*                              20.6%      10.9%            -         20.6%       10.9%            -
Common Shares Outstanding (millions)                  1,305      1,331            (2)%      1,305       1,331            (2)%
Book Value per Common Share:
    Actual                                         $  10.63   $   9.05            17%    $  10.63    $   9.05            17%
    Excluding the effect on Shareholders' Equity
        of SFAS No. 115 and SFAS No. 133           $  10.19   $   9.02            13%    $  10.19    $   9.02            13%
Shareholders' Equity (billions)                    $   13.9   $   12.0            15%    $   13.9    $   12.0            15%


# - Denotes a variance of more than 100%.

* Computed on a trailing 12-month basis excluding the effect on Shareholders' Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)              AMERICAN EXPRESS COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
(Dollars in millions)

                                                                                  Quarters Ended
                                                  --------------------------------------------------------------------------------
                                                   December 31,   September 30,      June 30,         March 31,       December 31,
                                                      2002            2002             2002             2002              2001
                                                  -------------   -------------    -------------    -------------    -------------
Revenues:
  Discount Revenue                                $       2,122   $       1,967    $       1,997    $       1,845    $       1,913
  Interest and Dividends, net                               816             759              658              758              777
  Management and Distribution Fees                          528             551              609              597              603
  Net Card Fees                                             435             439              429              423              426
  Travel Commissions and Fees                               369             342              369              328              334
  Cardmember Lending Net Finance Charge Revenue             382             332              366              405              395
  Securitization Income                                     518             500              540              383              384
  Other Revenues                                          1,026           1,017              977            1,020            1,039
                                                  -------------   -------------    -------------    -------------    -------------
    Total Revenues                                        6,196           5,907            5,945            5,759            5,871
Expenses:
  Human Resources                                         1,379           1,414            1,454            1,478            1,412
  Provision for Losses and Benefits                       1,250           1,073            1,104            1,159            1,330
  Marketing and Promotion                                   397             403              386              362              304
  Interest                                                  270             264              277              271              342
  Other Operating Expenses(A)                             1,937           1,796            1,776            1,644            1,857
  Restructuring Charges                                      14              (2)              (6)             (13)             279
  Disaster Recovery Charge                                    -               -               (7)               -                -
                                                  -------------   -------------    -------------    -------------    -------------
    Total Expenses                                        5,247           4,948            4,984            4,901            5,524
                                                  -------------   -------------    -------------    -------------    -------------
Pretax Income                                               949             959              961              858              347
Income Tax Provision                                        266             272              278              240               50
                                                  -------------   -------------    -------------    -------------    -------------
Net Income                                        $         683   $         687    $         683    $         618    $         297
                                                  =============   =============    =============    =============    =============

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.
(A) On January 1, 2002 the company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized but be subject to annual impairment tests. During the quarter ended December 31, 2001, goodwill amortization reduced pretax income by $31 million ($24 million after-tax).

(Preliminary)              AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY
                                  (Unaudited)
(Dollars in millions)

                                                                                  Quarters Ended
                                                  ---------------------------------------------------------------------------------
                                                   December 31,    September 30,      June 30,         March 31,       December 31,
                                                      2002             2002             2002             2002              2001
                                                  -------------    -------------    -------------    -------------    -------------
REVENUES (A)
  Travel Related Services                         $       4,665    $       4,395    $       4,462    $       4,199    $       4,307
  American Express Financial Advisors                     1,444            1,388            1,351            1,434            1,451
  American Express Bank                                     188              199              180              178              168
                                                  -------------    -------------    -------------    -------------    -------------
                                                          6,297            5,982            5,993            5,811            5,926
  Corporate and Other,
    including adjustments and eliminations                 (101)             (75)             (48)             (52)             (54)
                                                  -------------    -------------    -------------    -------------    -------------

CONSOLIDATED REVENUES                             $       6,196    $       5,907    $       5,945    $       5,759    $       5,871
                                                  =============    =============    =============    =============    =============

PRETAX INCOME (LOSS)(B)
  Travel Related Services                         $         794    $         798    $         822    $         666    $         196
  American Express Financial Advisors                       206              205              202              252              220
  American Express Bank                                      36               38               27               20               16
                                                  -------------    -------------    -------------    -------------    -------------
                                                          1,036            1,041            1,051              938              432
  Corporate and Other                                       (87)             (82)             (90)             (80)             (85)
                                                  -------------    -------------    -------------    -------------    -------------

PRETAX INCOME                                     $         949    $         959    $         961    $         858    $         347
                                                  =============    =============    =============    =============    =============

NET INCOME (LOSS)(B)
  Travel Related Services                         $         550    $         553    $         565    $         467    $         170
  American Express Financial Advisors                       153              152              145              182              163
  American Express Bank                                      24               25               18               13                9
                                                  -------------    -------------    -------------    -------------    -------------
                                                            727              730              728              662              342
  Corporate and Other                                       (44)             (43)             (45)             (44)             (45)
                                                  -------------    -------------    -------------    -------------    -------------

NET INCOME                                        $         683    $         687    $         683    $         618    $         297
                                                  =============    =============    =============    =============    =============

(A) Managed net revenues are reported net of American Express Financial Advisors' provision for losses and benefits and exclude the effect of TRS' securitization activities. The following table reconciles consolidated GAAP revenues to Managed Basis net revenues:

      GAAP revenues                               $       6,196    $       5,907    $       5,945    $       5,759    $       5,871
        Effect of TRS securitizations                       224              278              193              253              220
        Effect of AEFA provisions                          (539)            (487)            (458)            (470)            (502)
                                                  -------------    -------------    -------------    -------------    -------------
      Managed net revenues                        $       5,881    $       5,698    $       5,680    $       5,542    $       5,590
                                                  =============    =============    =============    =============    =============

(B) Included in fourth quarter 2001 income is a restructuring charge of $279 million ($179 million after-tax).

(Preliminary)              AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)
                                  (Unaudited)


                                                                                  Quarters Ended
                                                  -----------------------------------------------------------------------------
                                                   December 31,   September 30,     June 30,        March 31,      December 31,
                                                       2002           2002            2002            2002             2001
                                                  -------------   -------------   -------------   -------------   -------------
EARNINGS PER SHARE

BASIC
  Earnings Per Common Share                       $        0.52   $        0.52   $        0.52   $        0.47   $        0.22
                                                  =============   =============   =============   =============   =============
  Average common shares outstanding (millions)            1,309           1,323           1,325           1,325           1,329
                                                  =============   =============   =============   =============   =============

DILUTED
  Earnings Per Common Share                       $        0.52   $        0.52   $        0.51   $        0.46   $        0.22
                                                  =============   =============   =============   =============   =============
  Average common shares outstanding (millions)            1,317           1,330           1,341           1,335           1,336
                                                  =============   =============   =============   =============   =============

Cash dividends declared per common share          $        0.08   $        0.08   $        0.08   $        0.08   $        0.08
                                                  =============   =============   =============   =============   =============

                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)

                                                                                   Quarters Ended
                                                   ---------------------------------------------------------------------------------
                                                    December 31,    September 30,      June 30,         March 31,       December 31,
                                                        2002            2002             2002             2002              2001
                                                   -------------    -------------    -------------    -------------    -------------
Return on Average Equity*                                   20.6%            18.1%            15.4%            11.5%           10.9%
Common Shares Outstanding (millions)                       1,305            1,325            1,332            1,329           1,331
Book Value per Common Share:
    Actual                                         $       10.63    $       10.55    $        9.98    $        9.40    $       9.05
    Excluding the effect on Shareholders' Equity
      of SFAS No. 115 and SFAS No. 133             $       10.19    $       10.00    $        9.79    $        9.46    $       9.02
Shareholders' Equity (billions)                    $        13.9    $        14.0    $        13.3    $        12.5    $       12.0

* Computed on a trailing 12-month basis excluding the effect on Shareholders' Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)               TRAVEL RELATED SERVICES
                             STATEMENTS OF INCOME
                                 (Unaudited)
(Dollars in millions)

                                         Quarters Ended                         Years Ended
                                          December 31,                          December 31,
                                       -------------------   Percentage    --------------------   Percentage
                                         2002       2001      Inc/(Dec)      2002        2001      Inc/(Dec)
                                       --------   --------   ----------    --------    --------   ----------
Net Revenues:
  Discount Revenue                     $  2,122   $  1,913         10.9%   $  7,931    $  7,714          2.8%
  Net Card Fees                             435        426          2.3       1,726       1,675          3.1
  Lending:
    Finance Charge Revenue                  514        568         (9.3)      1,995       2,363        (15.5)
    Interest Expense                        132        173        (23.6)        510         939        (45.6)
                                       --------   --------                 --------    --------
      Net Finance Charge Revenue            382        395         (3.0)      1,485       1,424          4.3
  Travel Commissions and Fees               369        334         10.5       1,408       1,537         (8.4)
  Travelers Cheque Investment Income         94         94         (0.5)        375         394         (4.8)
  Securitization Income                     518        384         34.9       1,941       1,432         35.5
  Other Revenues                            745        761         (2.3)      2,855       3,183        (10.3)
                                       --------   --------                 --------    --------
        Total Net Revenues                4,665      4,307          8.3      17,721      17,359          2.1
                                       --------   --------                 --------    --------
Expenses:
  Marketing and Promotion                   371        282         31.2       1,456       1,237         17.6
  Provision for Losses and Claims:
    Charge Card                             237        343        (31.0)        960       1,195        (19.6)
    Lending                                 414        381          8.1       1,369       1,318          3.9
    Other                                    26         81        (67.7)        149         164         (9.3)
                                       --------   --------                 --------    --------
      Total                                 677        805        (16.1)      2,478       2,677         (7.4)
  Charge Card Interest Expense              252        339        (25.4)      1,001       1,443        (30.6)
  Net Discount Expense                        -          -            -           -          96            -
  Human Resources                           852        918         (7.1)      3,503       3,992        (12.2)
  Other Operating Expenses                1,704      1,548         10.1       6,207       5,442         14.1
  Restructuring Charges                      15        219        (93.2)         (4)        414            -
  Disaster Recovery Charge(A)                 -          -            -           -          79            -
                                       --------   --------                 --------    --------
        Total Expenses                    3,871      4,111         (5.8)     14,641      15,380         (4.8)
                                       --------   --------                 --------    --------
Pretax Income                               794        196             #      3,080       1,979         55.6
Income Tax Provision                        244         26             #        945         520         81.8
                                       --------   --------                 --------    --------
Net Income                             $    550   $    170             #   $  2,135    $  1,459         46.3
                                       ========   ========                 ========    ========

# - Denotes a variance of more than 100%.

(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

(Preliminary)               TRAVEL RELATED SERVICES
                        SELECTED FINANCIAL INFORMATION
                                  (Unaudited)

Years Ended December 31,
(Dollars in millions)                           GAAP Basis                Securitization Effect            Managed Basis
                                     ---------------------------------    ---------------------   --------------------------------
                                                             Percentage                                                 Percentage
                                        2002        2001      Inc/(Dec)      2002        2001        2002       2001     Inc/(Dec)
                                      --------    --------   ----------    --------    --------    --------   --------  ----------
Net Revenues:
  Discount Revenue                    $  7,931    $  7,714          2.8%
  Net Card Fees                          1,726       1,675          3.1    $      -    $     16    $  1,726   $  1,691         2.1%
  Lending:
    Finance Charge Revenue               1,995       2,363        (15.5)      2,509       2,259       4,504      4,622        (2.6)
    Interest Expense                       510         939        (45.6)        340         545         850      1,484       (42.7)
                                      --------    --------                 --------    --------    --------   --------
      Net Finance Charge Revenue         1,485       1,424          4.3       2,169       1,714       3,654      3,138        16.4
  Travel Commissions and Fees            1,408       1,537         (8.4)
  Travelers Cheque Investment Income       375         394         (4.8)
  Securitization Income                  1,941       1,432         35.5      (1,941)     (1,432)          -          -           -
  Other Revenues                         2,855       3,183        (10.3)        720         445       3,575      3,628        (1.5)
                                      --------    --------                 --------    --------    --------   --------
        Total Net Revenues              17,721      17,359          2.1         948         743      18,669     18,102         3.1
                                      --------    --------                 --------    --------    --------   --------
Expenses:
  Marketing and Promotion                1,456       1,237         17.6         (81)        (92)      1,375      1,145        20.0
  Provision for Losses and Claims:
    Charge Card                            960       1,195        (19.6)          -          36         960      1,231       (22.0)
    Lending                              1,369       1,318          3.9       1,098         925       2,467      2,243        10.0
    Other                                  149         164         (9.3)
                                      --------    --------                 --------    --------    --------   --------
      Total                              2,478       2,677         (7.4)      1,098         961       3,576      3,638        (1.7)
  Charge Card Interest Expense           1,001       1,443        (30.6)        (14)         33         987      1,476       (33.1)
  Net Discount Expense                       -          96            -           -         (96)          -          -           -
  Human Resources                        3,503       3,992        (12.2)
  Other Operating Expenses               6,207       5,442         14.1         (55)        (63)      6,152      5,379        14.4
  Restructuring Charges                     (4)        414            -
  Disaster Recovery Charge(A)                -          79            -
                                      --------    --------                 --------    --------    --------   --------
        Total Expenses                  14,641      15,380         (4.8)   $    948    $    743    $ 15,589   $ 16,123        (3.3)
                                      --------    --------                 --------    --------    --------   --------
Pretax Income                            3,080       1,979         55.6
Income Tax Provision                       945         520         81.8
                                      --------    --------
Net Income                            $  2,135    $  1,459         46.3
                                      ========    ========

(A) The disaster recovery charge excludes approximately $8 million of waived finance charges and late fees recognized in the third quarter 2001.

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

Management views the gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in marketing and promotion expense and other operating expenses. Consequently, the above managed Selected Financial Information for the years ended December 31, 2002 and 2001 assume that gains of $136 million and $155 million, respectively, from lending securitizations were offset by higher marketing and promotion expense of $81 million and $92 million, respectively, and other operating expense of $55 million and $63 million, respectively. Accordingly, the incremental expenses, as well as the gains, have been eliminated.

(Preliminary)               TRAVEL RELATED SERVICES
                        SELECTED FINANCIAL INFORMATION
                                  (Unaudited)

Quarters Ended December 31,
(Dollars in millions)                           GAAP Basis                Securitization Effect            Managed Basis
                                      --------------------------------    ---------------------   --------------------------------
                                                            Percentage                                                  Percentage
                                        2002       2001      Inc/(Dec)      2002        2001        2002       2001      Inc/(Dec)
                                      --------   --------   ----------    --------    ---------   --------   --------   ----------
Net Revenues:
  Discount Revenue                    $  2,122   $  1,913         10.9%
  Net Card Fees                            435        426          2.3
  Lending:
    Finance Charge Revenue                 514        568         (9.3)   $    641    $    588    $  1,155   $  1,156         (0.2)%
    Interest Expense                       132        173        (23.6)         89         116         221        289        (23.8)
                                      --------   --------                 --------    --------    --------   --------
      Net Finance Charge Revenue           382        395         (3.0)        552         472         934        867          7.7
  Travel Commissions and Fees              369        334         10.5
  Travelers Cheque Investment Income        94         94         (0.5)
  Securitization Income                    518        384         34.9        (518)       (384)          -          -            -
  Other Revenues                           745        761         (2.3)        190         132         935        893          4.7
                                      --------   --------                 --------    --------    --------   --------
        Total Net Revenues               4,665      4,307          8.3         224         220       4,889      4,527          8.0
                                      --------   --------                 --------    --------    --------   --------
Expenses:
  Marketing and Promotion                  371        282         31.2
  Provision for Losses and Claims:
    Charge Card                            237        343        (31.0)
    Lending                                414        381          8.1         227         224         641        605          6.0
    Other                                   26         81        (67.7)
                                      --------   --------                 --------    --------    --------   --------
      Total                                677        805        (16.1)        227         224         904      1,029        (12.1)
  Charge Card Interest Expense             252        339        (25.4)         (3)         (4)        249        335        (25.9)
  Human Resources                          852        918         (7.1)
  Other Operating Expenses               1,704      1,548         10.1
  Restructuring Charges                     15        219        (93.2)
                                      --------   --------                 --------    --------    --------   --------
        Total Expenses                   3,871      4,111         (5.8)   $    224    $    220    $  4,095   $  4,331         (5.4)
                                      --------   --------                 --------    --------    --------   --------
Pretax Income                              794        196             #
Income Tax Provision                       244         26             #
                                      --------   --------
Net Income                            $    550   $    170             #
                                      ========   ========

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

# - Denotes a variance of more than 100%.

(Preliminary)               TRAVEL RELATED SERVICES
                        SELECTED FINANCIAL INFORMATION
                                  (Unaudited)

Quarters Ended
(Dollars in millions)                                         GAAP Basis                       Securitization Effect
                                                 ------------------------------------   ------------------------------------
                                                 September 30,   June 30,   March 31,   September 30,   June 30,   March 31,
                                                     2002          2002       2002          2002          2002       2002
                                                 -------------   --------   ---------   -------------   --------   ---------
Net Revenues:
  Discount Revenue                               $       1,967   $  1,997   $   1,845
  Net Card Fees                                            439        429         423
  Lending:
    Finance Charge Revenue                                 456        493         532   $         678   $    623   $     567
    Interest Expense                                       124        127         127              98         73          80
                                                 -------------   --------   ---------   -------------   --------   ---------
      Net Finance Charge Revenue                           332        366         405             580        550         487
  Travel Commissions and Fees                              342        369         328
  Travelers Cheque Investment Income                        96         95          90
  Securitization Income                                    500        540         383            (500)      (540)       (383)
  Other Revenues                                           719        666         725             198        183         149
                                                 -------------   --------   ---------   -------------   --------   ---------
        Total Net Revenues                               4,395      4,462       4,199             278        193         253
                                                 -------------   --------   ---------   -------------   --------   ---------
Expenses:
  Marketing and Promotion                                  394        365         326              (5)       (51)        (25)
  Provision for Losses and Claims:
    Charge Card                                            191        280         252
    Lending                                                319        290         346             291        282         298
    Other                                                   38         37          48
                                                 -------------   --------   ---------   -------------   --------   ---------
      Total                                                548        607         646             291        282         298
  Charge Card Interest Expense                             249        256         244              (4)        (4)         (3)
  Human Resources                                          871        879         901
  Other Operating Expenses                               1,535      1,539       1,429              (4)       (34)        (17)
  Restructuring Charges                                      -         (6)        (13)
                                                 -------------   --------   ---------   -------------   --------   ---------
        Total Expenses                                   3,597      3,640       3,533   $         278   $    193   $     253
                                                 -------------   --------   ---------   -------------   --------   ---------
Pretax Income                                              798        822         666
Income Tax Provision                                       245        257         199
                                                 -------------   --------   ---------
Net Income                                       $         553   $    565   $     467
                                                 =============   ========   =========

Quarters Ended
(Dollars in millions)                                        Managed Basis
                                                 ------------------------------------
                                                 September 30,   June 30,   March 31,
                                                     2002          2002       2002
                                                 -------------   --------   ---------
Net Revenues:
  Discount Revenue
  Net Card Fees
  Lending:
    Finance Charge Revenue                       $       1,134   $  1,116   $   1,099
    Interest Expense                                       222        200         207
                                                 -------------   --------   ---------
      Net Finance Charge Revenue                           912        916         892

  Travel Commissions and Fees
  Travelers Cheque Investment Income
  Securitization Income                                      -          -           -
  Other Revenues                                           917        849         874
                                                 -------------   --------   ---------
        Total Net Revenues                               4,673      4,655       4,452
                                                 -------------   --------   ---------
Expenses:
  Marketing and Promotion                                  389        314         301
  Provision for Losses and Claims:
    Charge Card
    Lending                                                610        572         644
    Other
                                                 -------------   --------   ---------
      Total                                                839        889         944
  Charge Card Interest Expense                             245        252         241
  Human Resources
  Other Operating Expenses                               1,531      1,505       1,412
  Restructuring Charges
                                                 -------------   --------   ---------
        Total Expenses                           $       3,875   $  3,833   $   3,786
                                                 -------------   --------   ---------



(Preliminary)               TRAVEL RELATED SERVICES
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Amounts in billions, except percentages and where indicated)

                                                    Quarters Ended                         Years Ended
                                                     December 31,                          December 31,
                                                 -------------------   Percentage       -------------------   Percentage
                                                   2002       2001      Inc/(Dec)         2002       2001      Inc/(Dec)
                                                 --------   --------   ----------       --------   --------   ----------
Total Cards in Force (millions):
  United States                                      35.1       34.6          1.7%          35.1       34.6          1.7%
  Outside the United States(A)                       22.2       20.6          7.7           22.2       20.6          7.7
                                                 --------   --------                    --------   --------
      Total                                          57.3       55.2          3.9           57.3       55.2          3.9
                                                 ========   ========                    ========   ========
Basic Cards in Force (millions):
  United States                                      26.9       26.8          0.5           26.9       26.8          0.5
  Outside the United States(A)                       18.3       15.6          8.3(A)        18.3       15.6          8.3(A)
                                                 --------   --------                    --------   --------
      Total                                          45.2       42.4          3.5(A)        45.2       42.4          3.5(A)
                                                 ========   ========                    ========   ========
Card Billed Business:
  United States                                  $   62.9   $   55.8         12.9       $  234.1   $  224.5          4.3
  Outside the United States                          21.2       18.6         13.7           77.3       73.5          5.2
                                                 --------   --------                    --------   --------
      Total                                      $   84.1   $   74.4         13.1       $  311.4   $  298.0          4.5
                                                 ========   ========                    ========   ========
Average Discount Rate(A)                             2.62%      2.66%           -           2.64%      2.67%           -
Average Basic Cardmember Spending (dollars)(A)   $  2,050   $  1,897         11.5(A)    $  7,645   $  7,666          2.7(A)
Average Fee per Card - Managed (dollars)(A)      $     34   $     34            -       $     34   $     34            -
Non-Amex Brand(B):
  Cards in Force (millions)                           0.7        0.7            -            0.7        0.7            -
  Billed Business                                $    1.0   $    0.9         10.3       $    3.7   $    3.4          8.6
Travel Sales                                     $    3.8   $    3.3         16.0       $   15.5   $   17.2        (10.0)
  Travel Commissions and Fees/Sales(C)                9.6%      10.2%           -            9.1%       8.9%           -
Travelers Cheque:
  Sales                                          $    4.8   $    4.7          4.0       $   22.1   $   23.5         (6.0)
  Average Outstanding                            $    6.5   $    6.2          5.5       $    6.5   $    6.4          2.0
  Average Investments                            $    6.8   $    6.5          6.2       $    6.9   $    6.6          4.7
  Tax Equivalent Yield                                8.7%       9.1%           -            8.7%       9.0%           -
Total Debt                                       $   36.4   $   37.8         (3.6)      $   36.4   $   37.8         (3.6)
Shareholder's Equity                             $    7.3   $    6.7          8.4       $    7.3   $    6.7          8.4
Return on Average Equity(D)                          29.9%      21.9%           -           29.9%      21.9%           -
Return on Average Assets(E)                           3.2%       2.1%           -            3.2%       2.1%           -

(A) Cards in force include proprietary cards and cards issued under network partnership agreements outside the U.S. Average Discount Rate, Average Basic Cardmember Spending and Average Fee per Card are computed from proprietary card activities only. At September 30, 2002, 1.5 million of Canadian lending cards were transferred to basic (though these types of cards were available under a supplemental card program) as the specific cards were issued under a stand-alone offer. The impact of this transfer on the quarter and year ended December 31, 2001 would have been to increase Basic Cards in Force Outside the U.S. to 16.8 million and decrease Average Basic Cardmember Spending to $1,839 and $7,447, respectively. Percentages of increase are calculated assuming the transfer had occurred at the time the cards were issued.
(B) This data relates to Visa and Eurocards issued in connection with joint venture activities.
(C)  Computed from information provided herein.
(D) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(E) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.

(Preliminary)               TRAVEL RELATED SERVICES
                 SELECTED STATISTICAL INFORMATION (CONTINUED)
                                  (Unaudited)
(Amounts in billions, except percentages and where indicated)

                                                    Quarters Ended                         Years Ended
                                                     December 31,                          December 31,
                                                 -------------------   Percentage       -------------------   Percentage
                                                   2002       2001      Inc/(Dec)         2002       2001      Inc/(Dec)
                                                 --------   --------   ----------       --------   --------   ----------
Charge Card Receivables:
  Total Receivables                              $   26.3   $   26.2          0.3%      $   26.3   $   26.2          0.3%
  90 Days Past Due as a % of Total                    2.2%       2.9%           -            2.2%       2.9%           -
  Loss Reserves (millions)                       $    930   $  1,032         (9.9)      $    930   $  1,032         (9.9)
    % of Receivables                                  3.5%       3.9%           -            3.5%       3.9%           -
    % of 90 Days Past Due                             162%       136%           -            162%       136%           -
  Net Loss Ratio                                     0.32%      0.47%           -           0.38%      0.42%           -

U.S. Lending (Owned Basis):
  Total Loans                                    $   17.1   $   16.9          1.3       $   17.1   $   16.9          1.3
  Past Due Loans as a % of Total:
    30-89 Days                                        2.0%       2.0%           -            2.0%       2.0%           -
    90+ Days                                          1.3%       1.3%           -            1.3%       1.3%           -
  Loss Reserves (millions):
    Beginning Balance                            $    669   $    630          6.3       $    668   $    553         20.8
      Provision                                       318        286         11.3            954        998         (4.4)
      Net Charge-Offs/Other                          (189)      (248)       (23.6)          (824)      (883)        (6.7)
                                                 --------   --------                    --------   --------
    Ending Balance                               $    798   $    668         19.5       $    798   $    668         19.5
                                                 ========   ========                    ========   ========
    % of Loans                                        4.7%       3.9%           -            4.7%       3.9%           -
    % of Past Due                                     143%       120%           -            143%       120%           -
  Average Loans                                  $   15.7   $   16.3         (3.7)      $   15.3   $   16.9         (9.5)
  Net Write-Off Rate                                  5.2%       6.3%           -            5.9%       5.5%           -

U.S. Lending - Managed Basis:
  Total Loans                                    $   34.3   $   32.0          7.4       $   34.3   $   32.0          7.4
  Past Due Loans as a % of Total:
    30-89 Days                                        1.9%       2.1%           -            1.9%       2.1%           -
    90+ Days                                          1.2%       1.2%           -            1.2%       1.2%           -
  Loss Reserves (millions):
    Beginning Balance                            $  1,193   $  1,018         17.2       $  1,077   $    820         31.4
      Provision                                       547        519          5.3          2,053      1,933          6.2
      Net Charge-Offs/Other                          (443)      (460)        (3.7)        (1,833)    (1,676)         9.4
                                                 --------   --------                    --------   --------
    Ending Balance                               $  1,297   $  1,077         20.4       $  1,297   $  1,077         20.4
                                                 ========   ========                    ========   ========
    % of Loans                                        3.8%       3.4%           -            3.8%       3.4%           -
    % of Past Due                                     120%       101%           -            120%       101%           -
  Average Loans                                  $   32.9   $   31.5          4.5       $   32.0   $   30.7          4.3
  Net Write-Off Rate                                  5.5%       5.9%           -            6.0%       5.6%           -
  Net Interest Yield                                  9.8%       9.6%           -            9.8%       8.8%           -

(Preliminary)               TRAVEL RELATED SERVICES
                             STATEMENTS OF INCOME
                                 (Unaudited)
(Dollars in millions)

                                                                             Quarters Ended
                                                 ---------------------------------------------------------------------
                                                 December 31,   September 30,    June 30,     March 31,   December 31,
                                                     2002           2002           2002          2002         2001
                                                 ------------   -------------   ----------    ---------   ------------
Net Revenues:
  Discount Revenue                               $      2,122   $       1,967   $    1,997    $   1,845   $      1,913
  Net Card Fees                                           435             439          429          423            426
  Lending:
    Finance Charge Revenue                                514             456          493          532            568
    Interest Expense                                      132             124          127          127            173
                                                 ------------   -------------   ----------    ---------   ------------
      Net Finance Charge Revenue                          382             332          366          405            395
  Travel Commissions and Fees                             369             342          369          328            334
  Travelers Cheque Investment Income                       94              96           95           90             94
  Securitization Income                                   518             500          540          383            384
  Other Revenues                                          745             719          666          725            761
                                                 ------------   -------------   ----------    ---------   ------------
        Total Net Revenues                              4,665           4,395        4,462        4,199          4,307
                                                 ------------   -------------   ----------    ---------   ------------
Expenses:
  Marketing and Promotion                                 371             394          365          326            282
  Provision for Losses and Claims:
    Charge Card                                           237             191          280          252            343
    Lending                                               414             319          290          346            381
    Other                                                  26              38           37           48             81
                                                 ------------   -------------   ----------    ---------   ------------
      Total                                               677             548          607          646            805
  Charge Card Interest Expense                            252             249          256          244            339
  Human Resources                                         852             871          879          901            918
  Other Operating Expenses                              1,704           1,535        1,539        1,429          1,548
  Restructuring Charges                                    15               -           (6)         (13)           219
                                                 ------------   -------------   ----------    ---------   ------------
        Total Expenses                                  3,871           3,597        3,640        3,533          4,111
                                                 ------------   -------------   ----------    ---------   ------------
Pretax Income                                             794             798          822          666            196
Income Tax Provision                                      244             245          257          199             26
                                                 ------------   -------------   ----------    ---------   ------------
Net Income                                       $        550   $         553   $      565    $     467   $        170
                                                 ============   =============   ==========    =========   ============

Note: Certain prior period amounts have been restated to conform to current year presentation of securitization income.

(Preliminary)               TRAVEL RELATED SERVICES
                      SELECTED MANAGED BASIS INFORMATION
                                  (Unaudited)
(Dollars in millions)

                                                                   Quarters Ended
                                  ---------------------------------------------------------------------------------
                                   December 31,    September 30,       June 30,        March 31,      December 31,
                                      2002             2002              2002             2002            2001
                                  -------------    -------------    -------------    -------------    -------------
Lending Finance Charge Revenue    $       1,155    $       1,134    $       1,116    $       1,099    $       1,156
Lending Interest Expense                    221              222              200              207              289
Other Revenues                              935              917              849              874              893
Marketing and Promotion                     371              389              314              301              282
Charge Card Provision                       237              191              280              252              343
Lending Provision                           641              610              572              644              605
Charge Card Interest Expense                249              245              252              241              335
Other Operating Expenses                  1,704            1,531            1,505            1,412            1,548

(Preliminary)               TRAVEL RELATED SERVICES
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Amounts in billions, except percentages and where indicated)

                                                                                 Quarters Ended
                                                  ----------------------------------------------------------------------------
                                                  December 31,    September 30,     June 30,        March 31,     December 31,
                                                      2002            2002            2002            2002            2001
                                                  ------------    -------------   ------------    ------------    ------------
Total Cards in Force (millions):
  United States                                           35.1            34.8            34.8            34.8            34.6
  Outside the United States(A)                            22.2            21.6            21.1            20.8            20.6
                                                  ------------    ------------    ------------    ------------    ------------
      Total                                               57.3            56.4            55.9            55.6            55.2
                                                  ============    ============    ============    ============    ============
Basic Cards in Force (millions):
  United States                                           26.9            26.7            26.7            26.9            26.8
  Outside the United States(A)                            18.3            17.8            16.1            15.8            15.6
                                                  ------------    ------------    ------------    ------------    ------------
      Total                                               45.2            44.5            42.8            42.7            42.4
                                                  ============    ============    ============    ============    ============
Card Billed Business:
  United States                                   $       62.9    $       58.2    $       58.7    $       54.3    $       55.8
  Outside the United States                               21.2            19.4            19.4            17.3            18.6
                                                  ------------    ------------    ------------    ------------    ------------
      Total                                       $       84.1    $       77.6    $       78.1    $       71.6    $       74.4
                                                  ============    ============    ============    ============    ============

Average Discount Rate(A)                                  2.62%           2.63%           2.65%           2.66%           2.66%
Average Basic Cardmember Spending (dollars)(A)    $      2,050    $      1,906    $      1,993    $      1,825    $      1,897
Average Fee per Card - Managed (dollars)(A)       $         34    $         34    $         34    $         33    $         34
Non-Amex Brand(B):
  Cards in Force (millions)                                0.7             0.7             0.7             0.7             0.7
  Billed Business                                 $        1.0    $        0.9    $        0.9    $        0.9    $        0.9
Travel Sales                                      $        3.8    $        3.7    $        4.3    $        3.7    $        3.3
  Travel Commissions and Fees/Sales(C)                     9.6%            9.3%            8.7%            8.8%           10.2%
Travelers Cheque:
  Sales                                           $        4.8    $        6.9    $        5.8    $        4.6    $        4.7
  Average Outstanding                             $        6.5    $        7.0    $        6.4    $        6.2    $        6.2
  Average Investments                             $        6.8    $        7.3    $        6.7    $        6.6    $        6.5
  Tax Equivalent Yield                                     8.7%            8.4%            8.8%            8.8%            9.1%
Total Debt                                        $       36.4    $       33.2    $       34.1    $       34.5    $       37.8
Shareholder's Equity                              $        7.3    $        7.4    $        6.8    $        7.0    $        6.7
Return on Average Equity(D)                               29.9%           25.2%           21.0%           20.6%           21.9%
Return on Average Assets(E)                                3.2%            2.6%            2.2%            2.1%            2.1%

(A) Cards in force include proprietary cards and cards issued under network partnership agreements outside the U.S. Average Discount Rate, Average Basic Cardmember Spending and Average Fee per Card are computed from proprietary card activities only. At September 30, 2002, 1.5 million of Canadian lending cards were transferred to basic (though these types of cards were available under a supplemental card program) as the specific cards were issued under a stand-alone offer. The impact of this transfer on the quarters ended June 30, 2002, March 31, 2002, and December 31, 2001 would have been to increase Basic Cards in Force Outside the U.S. to
     17.4 million, 17.1 million, and 16.8 million and to decrease Average Basic Cardmember Spending to $1,926, $1,766, and $1,839, respectively. Percentages of increase are calculated assuming the transfer had occurred at the time the cards were issued.
(B) This data relates to Visa and Eurocards issued in connection with joint venture activities.
(C)  Computed from information provided herein.
(D) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(E) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.

(Preliminary)               TRAVEL RELATED SERVICES
                 SELECTED STATISTICAL INFORMATION (CONTINUED)
                                  (Unaudited)
(Amounts in billions, except percentages and where indicated)

                                                                          Quarters Ended
                                      ------------------------------------------------------------------------------------
                                       December 31,    September 30,         June 30,         March 31,       December 31,
                                          2002             2002                2002             2002             2001
                                      -------------    -------------       -------------    -------------    -------------
Charge Card Receivables:
  Total Receivables                   $        26.3    $        24.1       $        24.6    $        24.2    $        26.2
  90 Days Past Due as a % of Total              2.2%             2.4%                2.6%             3.1%             2.9%
  Loss Reserves (millions)            $         930    $         934(A)    $       1,039    $       1,031    $       1,032
    % of Receivables                            3.5%             3.9%                4.2%             4.3%             3.9%
    % of 90 Days Past Due                       162%             161%                164%             138%             136%
  Net Loss Ratio                               0.32%            0.40%               0.40%            0.39%            0.47%

U.S. Lending (Owned Basis):
  Total Loans                         $        17.1    $        14.9       $        14.1    $        15.6    $        16.9
  Past Due Loans as a % of Total:
    30-89 Days                                  2.0%             2.0%                1.9%             2.2%             2.0%
    90+ Days                                    1.3%             1.2%                1.2%             1.4%             1.3%
  Loss Reserves (millions):
    Beginning Balance                 $         669    $         627       $         676    $         668    $         630
      Provision                                 318              217                 176              243              286
      Net Charge-Offs/Other                    (189)            (175)               (225)            (235)            (248)
                                      -------------    -------------       -------------    -------------    -------------
    Ending Balance                    $         798    $         669       $         627    $         676    $         668
                                      =============    =============       =============    =============    =============
    % of Loans                                  4.7%             4.5%                4.4%             4.3%             3.9%
    % of Past Due                               143%             139%                140%             120%             120%
  Average Loans                       $        15.7    $        14.2       $        14.7    $        16.2    $        16.3
  Net Write-Off Rate                            5.2%             5.5%                6.3%             6.7%             6.3%

U.S. Lending - Managed Basis:
  Total Loans                         $        34.3    $        32.2       $        31.6    $        31.3    $        32.0
  Past Due Loans as a % of Total:
    30-89 Days                                  1.9%             2.0%                1.9%             2.1%             2.1%
    90+ Days                                    1.2%             1.2%                1.2%             1.3%             1.2%
  Loss Reserves (millions):
    Beginning Balance                 $       1,193    $       1,121       $       1,144    $       1,077    $       1,018
      Provision                                 547              507                 458              541              519
      Net Charge-Offs/Other                    (443)            (435)(A)            (481)            (474)            (460)
                                      -------------    -------------       -------------    -------------    -------------
    Ending Balance                    $       1,297    $       1,193(A)            1,121    $       1,144    $       1,077
                                      =============    =============       =============    =============    =============
    % of Loans                                  3.8%             3.7%                3.5%             3.7%             3.4%
    % of Past Due                               120%             118%(A)             115%             107%             101%
  Average Loans                       $        32.9    $        32.2       $        31.8    $        31.5    $        31.5
  Net Write-Off Rate                            5.5%             5.7%(A)             6.2%             6.5%             5.9%
  Net Interest Yield                            9.8%             9.7%                9.8%             9.6%             9.6%

(A)  Revised as per the 8-K filed with the SEC on December 16, 2002.

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                             STATEMENTS OF INCOME
                                  (UNAUDITED)
(Dollars in millions)

                                           Quarters Ended                            Years Ended
                                            December 31,                             December 31,
                                       -----------------------   Percentage    ------------------------    Percentage
                                          2002         2001       Inc/(Dec)       2002          2001        Inc/(Dec)
                                       ----------   ----------   ----------    ----------    ----------    ----------
Revenues:
  Investment Income                    $      577   $      549          5.0%   $    2,058    $    1,162          77.1%
  Management and Distribution Fees            535          603        (11.1)        2,292         2,458          (6.7)
  Other Revenues                              332          299         11.2         1,267         1,171           8.1
                                       ----------   ----------                 ----------    ----------
    Total Revenues                          1,444        1,451         (0.4)        5,617         4,791          17.2
                                       ----------   ----------                 ----------    ----------

Expenses:
  Provision for Losses and Benefits:
    Annuities                                 283          256         10.5         1,034           989           4.5
    Insurance                                 203          168         21.1           737           648          13.7
    Investment Certificates                    53           78        (31.4)          183           329         (44.4)
                                       ----------   ----------                 ----------    ----------
      Total                                   539          502          7.6         1,954         1,966          (0.6)
  Human Resources                             449          455         (1.4)        1,898         1,969          (3.6)
  Other Operating Expenses                    250          229          9.0           907           762          19.1
  Restructuring Charges                         -           45            -             -           107             -
  Disaster Recovery Charge                      -            -            -            (7)           11             -
                                       ----------   ----------                 ----------    ----------
    Total Expenses                          1,238        1,231          0.6         4,752         4,815          (1.3)
                                       ----------   ----------                 ----------    ----------
Pretax Income (Loss)                          206          220         (6.3)          865           (24)            -
Income Tax Provision (Benefit)                 53           57         (6.6)          233           (76)            -
                                       ----------   ----------                 ----------    ----------
Net Income                             $      153   $      163         (6.1)   $      632    $       52              #
                                       ==========   ==========                 ==========    ==========

# - Denotes a variance of more than 100%.

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in millions, except where indicated)

                                                     Quarters Ended                             Years Ended
                                                      December 31,                              December 31,
                                                ------------------------    Percentage    -------------------------    Percentage
                                                   2002          2001        Inc/(Dec)       2002           2001        Inc/(Dec)
                                                ----------    ----------    ----------    ----------     ----------    ----------
Investments (billions)*                         $     38.2    $     33.6          13.5%   $     38.2     $     33.6          13.5%
Client Contract Reserves (billions)             $     37.3    $     32.8          14.0    $     37.3     $     32.8          14.0
Shareholder's Equity (billions)                 $      6.3    $      5.4          16.3    $      6.3     $      5.4          16.3
Return on Average Equity **                           11.6%          1.0%            -          11.6%           1.0%            -

Life Insurance Inforce (billions)               $    119.0    $    107.9          10.3    $    119.0     $    107.9          10.3
Assets Owned, Managed or
  Administered (billions):
    Assets Managed for Institutions             $     42.3    $     49.7         (14.8)   $     42.3     $     49.7         (14.8)
    Assets Owned, Managed or Administered
      for Individuals:
      Owned Assets:
        Separate Account Assets                       22.0          27.3         (19.6)         22.0           27.3         (19.6)
        Other Owned Assets                            51.7          44.2          17.2          51.7           44.2          17.2
                                                ----------    ----------                  ----------     ----------
          Total Owned Assets                          73.7          71.5           3.2          73.7           71.5           3.2
      Managed Assets                                  81.6          98.7         (17.4)         81.6           98.7         (17.4)
      Administered Assets                             33.0          33.4          (1.2)         33.0           33.4          (1.2)
                                                ----------    ----------                  ----------     ----------
        Total                                   $    230.6    $    253.3          (8.9)   $    230.6     $    253.3          (8.9)
                                                ==========    ==========                  ==========     ==========
Market Appreciation (Depreciation) During
  the Period:
  Owned Assets:
    Separate Account Assets                     $    1,040    $    2,674         (61.1)   $   (5,057)    $   (5,752)         12.1
    Other Owned Assets                          $       23    $     (493)            -    $      898     $      879           2.2
  Total Managed Assets                          $    3,334    $    9,162         (63.6)   $  (16,788)    $  (18,662)         10.0

Cash Sales:
  Mutual Funds                                  $    6,563    $    7,913         (17.1)   $   31,945     $   33,581          (4.9)
  Annuities                                          2,284         1,507          51.5         8,541          5,648          51.2
  Investment Certificates                              959           876           9.5         4,088          3,788           7.9
  Life and Other Insurance Products                    182           218         (16.7)          710            895         (20.7)
  Institutional                                        756           747           1.2         3,727          5,006         (25.5)
  Other                                              1,269         1,150          10.5         5,201          5,276          (1.4)
                                                ----------    ----------                  ----------     ----------
Total Cash Sales                                $   12,013    $   12,411          (3.2)   $   54,212     $   54,194             -
                                                ==========    ==========                  ==========     ==========

Number of Financial Advisors                        11,689        11,535           1.3        11,689         11,535           1.3
Fees from Financial Plans and Advice Services   $     26.8    $     27.1          (1.1)   $    113.9     $    107.5           6.0
Percentage of Total Sales from Financial
  Plans and Advice Services                           74.4%         72.4%            -          73.3%          72.5%            -

# - Denotes a variance of more than 100%.

 * Excludes cash, derivatives, short term and other investments.
** Computed on a trailing 12-month basis excluding the effect on Shareholder's
   Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                             STATEMENTS OF INCOME
                                  (Unaudited)
(Dollars in millions)

                                                                            Quarters Ended
                                            -----------------------------------------------------------------------------
                                            December 31,    September 30,     June 30,         March 31,     December 31,
                                                2002            2002            2002             2002            2001
                                            ------------    ------------    ------------     ------------    ------------
Revenues:
  Investment Income                         $        577    $         517   $        435     $        529    $        549
  Management and Distribution Fees                   535              551            609              597             603
  Other Revenues                                     332              320            307              308             299
                                            ------------    -------------   ------------     ------------    ------------
    Total Revenues                                 1,444            1,388          1,351            1,434           1,451
                                            ------------    -------------   ------------     ------------    ------------

Expenses:
  Provision for Losses and Benefits:
    Annuities                                        283              259            245              247             256
    Insurance                                        203              182            181              171             168
    Investment Certificates                           53               46             32               52              78
                                            ------------    -------------   ------------     ------------    ------------
      Total                                          539              487            458              470             502
  Human Resources                                    449              457            493              499             455
  Other Operating Expenses                           250              239            205              213             229
  Restructuring Charges                                -                -              -                -              45
  Disaster Recovery Charge                             -                -             (7)               -               -
                                            ------------    -------------   ------------     ------------    ------------
    Total Expenses                                 1,238            1,183          1,149            1,182           1,231
                                            ------------    -------------   ------------     ------------    ------------
Pretax Income                                        206              205            202              252             220
Income Tax Provision                                  53               53             57               70              57
                                            ------------    -------------   ------------     ------------    ------------
Net Income                                  $        153    $         152   $        145     $        182    $        163
                                            ============    =============   ============     ============    ============

(Preliminary)         AMERICAN EXPRESS FINANCIAL ADVISORS
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in millions, except where indicated)

                                                                                     Quarters Ended
                                                     -----------------------------------------------------------------------------
                                                     December 31,    September 30,      June 30,        March 31,     December 31,
                                                         2002            2002            2002             2002            2001
                                                     ------------    -------------    ------------    ------------    ------------
Investments (billions)*                              $       38.2    $        35.8    $       33.9    $       33.1    $       33.6
Client Contract Reserves (billions)                  $       37.3    $        36.1    $       34.0    $       32.9    $       32.8
Shareholder's Equity (billions)                      $        6.3    $         6.2    $        5.7    $        5.3    $        5.4
Return on Average Equity**                                   11.6%            11.9%           12.1%            3.6%            1.0%

Life Insurance Inforce (billions)                    $      119.0    $       116.3    $      114.2    $      110.9    $      107.9
Assets Owned, Managed or
  Administered (billions):
    Assets Managed for Institutions                  $       42.3    $        43.3    $       46.5    $       49.2    $       49.7
    Assets Owned, Managed or Administered
      for Individuals:
      Owned Assets:
        Separate Account Assets                              22.0             21.1            24.6            27.2            27.3
        Other Owned Assets                                   51.7             47.8            44.4            42.8            44.2
                                                     ------------    -------------    ------------    ------------    ------------
          Total Owned Assets                                 73.7             68.9            69.0            70.0            71.5
      Managed Assets                                         81.6             79.4            89.7            98.6            98.7
      Administered Assets                                    33.0             29.9            32.9            36.4            33.4
                                                     ------------    -------------    ------------    ------------    ------------
        Total                                        $      230.6    $       221.5    $      238.1    $      254.2    $      253.3
                                                     ============    =============    ============    ============    ============
Market Appreciation (Depreciation) During
  the Period:
  Owned Assets:
    Separate Account Assets                          $      1,040    $      (3,143)   $     (2,675)   $       (279)   $      2,674
    Other Owned Assets                               $         23    $         637    $        516    $       (278)   $       (493)
  Total Managed Assets                               $      3,334    $     (11,013)   $     (9,123)   $         14    $      9,162

Cash Sales:
  Mutual Funds                                       $      6,563    $       7,693    $      8,940    $      8,749    $      7,913
  Annuities                                                 2,284            2,656           2,054           1,548           1,507
  Investment Certificates                                     959            1,299           1,186             643             876
  Life and Other Insurance Products                           182              170             175             184             218
  Institutional                                               756              781             376           1,815             747
  Other                                                     1,269            1,399           1,504           1,028           1,150
                                                     ------------    -------------    ------------    ------------    ------------
Total Cash Sales                                     $     12,013    $      13,998    $     14,235    $     13,967    $     12,411
                                                     ============    =============    ============    ============    ============

Number of Financial Advisors                               11,689           11,353          11,360          11,502          11,535
Fees from Financial Plans and Advice Services        $       26.8    $        27.4    $       30.0    $       29.7    $       27.1
Percentage of Total Sales from Financial Plans
  and Advice Services                                        74.4%            73.0%           72.7%           73.2%           72.4%

 * Excludes cash, derivatives, short term and other investments.
** Computed on a trailing 12-month basis excluding the effect on Shareholder's
   Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(Preliminary)                AMERICAN EXPRESS BANK
                           STATEMENTS OF OPERATIONS
                                  (Unaudited)
(Dollars in millions)

                                                   Quarters Ended                        Years Ended
                                                    December 31,                         December 31,
                                                --------------------   Percentage    --------------------    Percentage
                                                  2002        2001      Inc/(Dec)      2002        2001       Inc/(Dec)
                                                --------    --------   ----------    --------    --------    ----------
Net Revenues:
  Interest Income                               $    156    $    154          1.4%   $    606    $    698         (13.2)%
  Interest Expense                                    65          65         (1.2)        246         396         (38.0)
                                                --------    --------                 --------    --------
    Net Interest Income                               91          89          3.3         360         302          19.2
  Commissions and Fees                                58          49         17.3         215         203           6.0
  Foreign Exchange Income & Other Revenue             39          30         35.1         170         144          18.4
                                                --------    --------                 --------    --------
    Total Net Revenues                               188         168         12.9         745         649          14.9
                                                --------    --------                 --------    --------

Expenses:
  Human Resources                                     59          62         (3.7)        236         247          (4.3)
  Other Operating Expenses                            63          57         12.8         244         255          (4.1)
  Provision for Losses:
    Ongoing                                           31          21         47.2         147          65              #
    Restructuring Related*                             -           -            -           -          26             -
                                                --------    --------                 --------    --------
      Total                                           31          21         47.2         147          91          61.8
  Restructuring Charges*                              (1)         12            -          (3)         70             -
                                                --------    --------                 --------    --------
    Total Expenses                                   152         152          1.1         624         663          (5.7)
                                                --------    --------                 --------    --------
Pretax Income (Loss)                                  36          16             #        121         (14)            -
Income Tax Provision (Benefit)                        12           7         76.5          41          (1)            -
                                                --------    --------                 --------    --------
Net Income (Loss)                               $     24    $      9             #   $     80    $    (13)            -
                                                ========    ========                 ========    ========

# - Denotes a variance of more than 100%.

* The fourth quarter 2002 restructuring charge amount represents a reversal of 2001 charges of $2.5 million ($1.6 million after-tax), which was partially offset by a fourth quarter 2002 restructuring charge of $1.5 million ($0.7 million after-tax). To further rationalize operations, AEB recorded a fourth quarter 2002 restructuring charge, which consisted of severance costs and other charges. The full year 2002 restructuring charge amounts consisted of reversals of 2001 restructuring charges of $8.4 million ($5.4 million after-tax), which were partially offset by full year charges of $5.4 million ($3.1 million after-tax). Included in 2001 results are restructuring charges of $96 million ($65 million after-tax) for the full year, which includes $12 million ($8 million after-tax) for the fourth quarter.

(Preliminary)                AMERICAN EXPRESS BANK
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in billions, except where indicated)

                                                    Quarters Ended                          Years Ended
                                                     December 31,                           December 31,
                                                 --------------------     Percentage    --------------------     Percentage
                                                   2002        2001        Inc/(Dec)      2002        2001        Inc/(Dec)
                                                 --------    --------     ----------    --------    --------     ----------
Total Shareholder's Equity (millions)            $    947    $    761           24.4%   $    947    $    761           24.4%
Return on Average Common Equity(A)                   11.5%       (2.0)%            -        11.5%       (2.0)%            -
Return on Average Assets(B)                          0.67%      (0.11)%            -        0.67%      (0.11)%            -
Total Loans                                      $    5.6    $    5.3            6.3    $    5.6    $    5.3            6.3
Total Non-performing Loans (millions)(C)         $    119    $    123           (3.0)   $    119    $    123           (3.0)
Other Non-performing Assets (millions)           $     15    $     22          (30.9)   $     15    $     22          (30.9)
Reserve for Credit Losses (millions)(D)          $    158    $    148            6.8    $    158    $    148            6.8
Loan Loss Reserves as a % of Total Loans              2.7%        2.4%             -         2.7%        2.4%             -
Total Personal Financial Services (PFS) Loans    $    1.6    $    1.6           (2.5)   $    1.6    $    1.6           (2.5)
30+ Days Past Due PFS Loans as a % of Total           5.4%        4.5%             -         5.4%        4.5%             -
Deposits                                         $    9.5    $    8.4           13.0    $    9.5    $    8.4           13.0
Assets Managed(E) / Administered                 $   12.5    $   11.4            9.9    $   12.5    $   11.4            9.9
Assets of Non-Consolidated Joint
  Ventures                                       $    1.8    $    1.9           (2.9)   $    1.8    $    1.9           (2.9)
Risk-Based Capital Ratios:
  Tier 1                                             10.9%       11.1%             -        10.9%       11.1%             -
  Total                                              11.4%       12.2%             -        11.4%       12.2%             -
Leverage Ratio                                        5.3%        5.3%             -         5.3%        5.3%             -

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(B) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.
(C) AEB defines non-performing loans as loans (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations. For smaller-balance consumer loans, management establishes reserves it believes to be adequate to absorb credit losses inherent in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type.
(D) Allocation (millions):

      Loans                                      $    151    $    128                   $    151    $    128
      Other Assets, primarily derivatives               6           4                          6           4
      Other Liabilities                                 1          16                          1          16
                                                 --------    --------                   --------    --------
        Total Reserve for Credit Losses          $    158    $    148                   $    158    $    148
                                                 ========    ========                   ========    ========

(E)  Includes assets managed by American Express Financial Advisors.

(Preliminary)                AMERICAN EXPRESS BANK
                             STATEMENTS OF INCOME
                                  (Unaudited)
(Dollars in millions)

                                                                                  Quarters Ended
                                                   ---------------------------------------------------------------------------
                                                   December 31,    September 30,      June 30,       March 31,    December 31,
                                                       2002            2002            2002            2002           2001
                                                   ------------    -------------    ------------   ------------   ------------
Net Revenues:
  Interest Income                                  $        156    $         158    $        149   $        143   $        154
  Interest Expense                                           65               63              60             58             65
                                                   ------------    -------------    ------------   ------------   ------------
    Net Interest Income                                      91               95              89             85             89
  Commissions and Fees                                       58               54              53             50             49
  Foreign Exchange Income & Other Revenue                    39               50              38             43             30
                                                   ------------    -------------    ------------   ------------   ------------
    Total Net Revenues                                      188              199             180            178            168
                                                   ------------    -------------    ------------   ------------   ------------

Expenses:
  Human Resources                                            59               62              60             55             62
  Other Operating Expenses                                   63               64              55             62             57
  Provision for Losses                                       31               37              38             41             21
  Restructuring Charges*                                     (1)              (2)              -              -             12
                                                   ------------    -------------    ------------   ------------   ------------
    Total Expenses                                          152              161             153            158            152
                                                   ------------    -------------    ------------   ------------   ------------
Pretax Income                                                36               38              27             20             16
Income Tax Provision                                         12               13               9              7              7
                                                   ------------    -------------    ------------   ------------   ------------
Net Income                                         $         24    $          25    $         18   $         13   $          9
                                                   ============    =============    ============   ============   ============

* The fourth and third quarter 2002 restructuring charge amounts represent reversals of 2001 charges of $2.5 million ($1.6 million after-tax) and $5.9 million ($3.8 million after-tax), respectively. These amounts were partially offset by fourth and third quarter 2002 restructuring charges of $1.5 million ($0.7 million after-tax) and $3.9 million ($2.4 million after-tax), respectively. The fourth quarter restructuring charge was comprised of primarily severance costs. The third quarter restructuring charge was comprised of $2.0 million pretax of severance costs and $1.9 million pretax of other charges. The 2001 restructuring charge was $96 million ($65 million after-tax) of which $12 million ($8 million after-tax) was recognized in the fourth quarter.

(Preliminary)                AMERICAN EXPRESS BANK
                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)
(Dollars in billions, except where indicated)

                                                                                         Quarters Ended
                                                   -------------------------------------------------------------------------------
                                                   December 31,    September 30,      June 30,         March 31,      December 31,
                                                       2002            2002            2002              2002             2001
                                                   ------------    -------------    ------------     ------------     ------------
Total Shareholder's Equity (millions)              $        947    $         899    $        812     $        767     $        761
Return on Average Common Equity(A)                         11.5%             9.8%           (0.4)%           (1.4)%           (2.0)%
Return on Average Assets(B)                                0.67%            0.55%          (0.02)%          (0.08)%          (0.11)%
Total Loans                                        $        5.6    $         5.5    $        5.6     $        5.3     $        5.3
Total Non-performing Loans (millions)(C)           $        119    $         120    $        121     $        128     $        123
Other Non-performing Assets (millions)             $         15    $          17    $          2     $          2     $         22
Reserve for Credit Losses (millions)(D)            $        158    $         166    $        160     $        160     $        148
Loan Loss Reserves as a % of Total Loans                    2.7%             2.8%            2.8%             2.9%             2.4%
Total Personal Financial Services (PFS) Loans      $        1.6    $         1.6    $        1.8     $        1.7     $        1.6
30+ Days Past Due PFS Loans as a % of Total                 5.4%             4.9%            4.6%             4.5%             4.5%
Deposits                                           $        9.5    $         8.6    $        8.7     $        8.2     $        8.4
Assets Managed(E) / Administered                   $       12.5    $        12.2    $       12.4     $       11.8     $       11.4
Assets of Non-Consolidated Joint
    Ventures                                       $        1.8    $         1.8    $        1.9     $        1.9     $        1.9
Risk-Based Capital Ratios:
    Tier 1                                                 10.9%            10.2%           10.1%            10.7%            11.1%
    Total                                                  11.4%            10.9%           10.6%            11.0%            12.2%
Leverage Ratio                                              5.3%             5.3%            5.2%             5.2%             5.3%

(A) Computed on a trailing 12-month basis excluding the effect on Shareholder's Equity of unrealized gains or losses related to SFAS
     No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
(B) Computed on a trailing 12-month basis excluding the effect on total assets of unrealized gains or losses related to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to the extent that they directly affect Shareholder's Equity.
(C) AEB defines non-performing loans as loans (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations. For smaller-balance consumer loans, management establishes reserves it believes to be adequate to absorb credit losses inherent in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type.
(D)  Allocation (millions):

      Loans                                        $        151    $         156    $        153     $        154     $        128
      Other Assets, primarily derivatives                     6                9               6                5                4
      Other Liabilities                                       1                1               1                1               16
                                                   ------------    -------------    ------------     ------------     ------------
       Total Reserve for Credit Losses             $        158    $         166    $        160     $        160     $        148
                                                   ============    =============    ============     ============     ============

(E)  Includes assets managed by American Express Financial Advisors.

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